As Filed With the Securities and Exchange Commission on November 5, 1997
                                                      Registration No. 333-38773
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

         California                                            94-3116852
(State or other jurisdiction of                              (IRS Employer
 incorporation or organization)                           Identification No.)

                             ----------------------

                          901 Mariners Island Boulevard
                           San Mateo, California 94404
                                 (650) 358-3456
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                Donald R. Sellers
                      President and Chief Executive Officer
                         SciClone Pharmaceuticals, Inc.
                          901 Mariners Island Boulevard
                           San Mateo, California 94404
                                 (650) 358-3456
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
    J. HOWARD CLOWES, ESQ.                           JAMES R. TANENBAUM, ESQ.
   DIANNE B. SALESIN, ESQ.                         Stroock & Stroock & Lavan LLP
      JOHN M. FOGG, ESQ.                                 180 Maiden Lane
 Gray Cary Ware & Freidenrich                        New York, New York 10038
  A Professional Corporation
     400 Hamilton Avenue
 Palo Alto, California 94301

                             ----------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

      Amendment No. 1 is being filed solely for the purpose of filing an exhibit to the Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

      The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the Placement Agent's fee. All amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Item                                                                Amount
----                                                                ------
Securities and Exchange Commission registration fee.........     $       2,814
NASD filing fee.............................................             1,429
Nasdaq National Market listing fee..........................            17,500
Blue sky qualification fees and expenses....................             3,000
Accounting fees and expenses................................            20,000
Legal fees and expenses.....................................           160,000
Printing and engraving expenses.............................            10,000
Transfer agent and registrar fees...........................             2,000
Miscellaneous expenses......................................             8,257
                                                                --------------
         Total..............................................    $      225,000
                                                                ==============


Item 15.      Indemnification of Directors and Officers

      The Company's Restated Articles of Incorporation, as amended, provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision in the Restated Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under California law. In addition, each director will continue to be subject to liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) for any transaction that constitutes an illegal distribution or dividend under California law, and (vii) for any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      In addition, the Company's Restated Articles of Incorporation, as amended, provide that the Company is authorized to provide indemnification of agents (as defined under California law) for breach of duty to the Company and its shareholders through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by California law, subject to the limits on such excess indemnification set forth in California law.

      The Company's Bylaws provide that the Company will indemnify its directors and officers to the maximum extent and in the manner permitted by California law and may indemnify its employees and other agents to the maximum extent and in the manner permitted by California law. Such indemnification is intended to provide the full flexibility available under California law and may, under certain circumstances, include indemnification for negligence, gross negligence and certain types of recklessness. Under California law and the Company's Bylaws, the Company will be permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those expressly available under California law. The Company has entered into agreements with its directors and certain of its officers, including all of its executive officers, that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

      The form of Placement Agent Agreement filed as Exhibit 1.1 hereto sets forth certain provisions with respect to the indemnification of certain controlling persons, directors and officers against certain losses and liabilities, including certain liabilities under the Securities Act.

Item 16.      Exhibits

      See Exhibit Index.

Item 17.      Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant undertakes that:

      (1) For purposes of determining any liability under the Securities act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 4340A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 5th day of November, 1997.

                                      SCICLONE PHARMACEUTICALS, INC.


                                      By:  /s/ MARK A. CULHANE
                                           -------------------------------------
                                           Mark A. Culhane
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Acccounting Officer)



      Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                 Title                                          Date
---------                                                 -----                                          ----


     DONALD R. SELLERS*                   President, Chief Executive Officer,                      November 5, 1997
------------------------------------      and Director (Principal Executive Officer)
    Donald R. Sellers


 /s/ MARK A. CULHANE                      Vice President, Finance and                              November 5, 1997
------------------------------------      Administration, Chief Financial Officer
    Mark A. Culhane                       and Secretary
                                          (Principal Financial and Accounting Officer)


     JERE E. GOYAN*                       Chairman of the Board and Director                       November 5, 1997
------------------------------------
     Jere E. Goyan, Ph.D


     JOHN D. BAXTER*                      Director                                                 November 5, 1997
------------------------------------
     John D. Baxter, M.D.


     EDWIN C. CADMAN*                     Director                                                 November 5, 1997
------------------------------------
     Edwin C. Cadman, M.D.


     ROLF H. HENEL*                        Director                                                November 5, 1997
------------------------------------
     Rolf H. Henel


*By /s/ MARK A. CULHANE                                                                            November 5, 1997
------------------------------------
    Mark A. Culhane, Attorney-in-Fact


                                  EXHIBIT INDEX


Exhibit Number
                 Description of Document


      1.1* Form of Placement Agency Agreement between EVEREN Securities, Inc. and the Company.

      4.1 Rights Agreement, dated as of July 25, 1997, between SciClone and ChaseMellon Shareholder Services, LLC. (incorporated by reference to the Company's Current Report on Form 8-K filed on October 14, 1997).

      5.1**      Opinion of Gray Cary Ware & Freidenrich.

     10.1** Purchase and Sale, Pledge and Security Agreement; Release dated as of July 23, 1997 by Thomas Moore, in favor of SciClone Pharmaceuticals, Inc.

     10.2* Form of Escrow Agreement among the Company, the Placement Agent and the Escrow Agent (included in Exhibit 1.1)

     23.1**      Consent of Gray Cary Ware &  Freidenrich  (included  in Exhibit
                 5.1).

     23.2        Consent of Ernst & Young LLP.

     24.1**      Power of Attorney.


-----------------------
*    To be filed by amendment.
**   Previously filed.

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